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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

        Name                                                    Jurisdiction of Organization
        ----                                                    -----------------------------
1.      Transgenomic, Ltd. (f/k/a CETAC Technologies, Ltd.)     United Kingdom

2.      Transgenomic St. Thomas, Inc.                           St. Thomas, U.S. Virgin Islands
        (f/k/a CETAC St. Thomas, Inc.)